                                                                   Exhibit 10.13

                              SUBLEASE AGREEMENT
                                    BETWEEN
             FIDELITY CORPORATE REAL ESTATE, LLC, TENANT/SUBLESSOR
               AND CUSTOMTRACKS OPERATING CORPORATION, SUBLESSEE

1.   PARTIES

   This Sublease ("Sublease") is entered into this 12th day of February, 1999 by and between Fidelity Corporate Real Estate, LLC, as successor in interest to Fidelity Properties, Inc. ("Tenant/Sublessor"), having an address at 7 Water Street, Boston, Massachusetts 02109, and CustomTracks Operating Corporation, a Delaware corporation ("Sublessee"), having an address at One Galleria Tower, 13355 Noel Road, Suite 1555, Dallas, Texas 75240-6604, under the lease dated February 8, 1994, as amended, entered into by The Southland Corporation, as landlord ("Landlord"), and Fidelity Properties, Inc., as Tenant, a copy of said lease with any Amendments thereto being attached hereto and designated as Exhibit A and hereinafter called the "Lease".

2.   PROVISIONS CONSTITUTING SUBLEASE

   This Sublease is subject to all of the terms and conditions of the Lease in Exhibit A, and Sublessee assumes and agrees to perform the obligations of Tenant in said Lease, to the extent, but only to the extent, said terms and conditions are applicable to the Sublease Premises (as hereinafter defined) subleased pursuant to this Sublease. All of the terms and conditions of the Lease in Exhibit A are incorporated herein as terms and conditions of this Sublease (except as otherwise provided herein, with each reference therein as modified in this Sublease Agreement to Landlord and Tenant to be deemed to refer to Tenant/Sublessor and Sublessee) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease. In the event of the termination of Tenant/Sublessor's interest as Tenant under the Lease for any reason this Sublease shall terminate simultaneously therewith. Sublessee shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Lease. Tenant/Sublessor hereby covenants and agrees that it shall at all times satisfy and comply with all of the terms and provisions of the Lease.

3.   PREMISES

   Tenant/Sublessor subleases to Sublessee and Sublessee subleases from Tenant/Sublessor, the Sublease Premises described as a portion of the 23rd floor consisting of approximately 29,131 rentable square feet (the "Sublease Premises"), as shown on Exhibit B attached hereto, in the building known as Cityplace Center (the "Building") located at 2711 N. Haskell, Dallas, Dallas County, Texas, which constitutes a portion of the Premises covered by the Lease. Sublessee shall also be entitled to Tenant/Sublessor's non-exclusive rights to the use of eighty-seven (87) covered parking spaces in the parking garage of the Building previously allotted to Tenant/Sublessor, at no additional charge, and to the use of the cafeteria and conference facilities in the Building, but only to the extent Tenant/Sublessor is entitled to the use of the same pursuant to Section 4.15 of the Lease.

4.   TERM

   The term (the "Term") of this Sublease shall commence on the earlier to occur of (i) the date on which Sublessee commences its business operations in the Sublease Premises (other than for construction and moving in) and (ii) May 1, 1999 (the "Commencement Date") and terminate on September 30, 2004 (the "Expiration Date"), unless sooner terminated as hereinafter provided.

   Notwithstanding the foregoing, Sublessee shall be given exclusive possession of the Sublease Premises on the Effective Date for the purpose of constructing leasehold improvements in the Sublease Premises. Such occupancy by Sublessee prior to the Commencement Date shall be subject to all the terms and conditions of this Sublease (other than the payment of Base Rental or Expense Rent, the obligation for payment of which shall commence on the Commencement Date).

5.   BASE RENTAL

   Commencing as of the Commencement Date, Sublessee shall pay to Tenant/Sublessor without deduction, set-off, prior notice or demand, as "Base Rental", in advance on the first (1st) day of each month in lawful money of the United States of America and continuing through the Expiration Date, the annual sum of $466,098.08 (i.e., $16.00 per rentable square foot) in equal monthly amounts of $38,841.34 per month. Monthly rental for my partial month shall be prorated on a daily basis. Rent shall be paid to Tenant/Sublessor at 7 Water Street, Boston, MA 02109, or at such other place or places as Tenant/Sublessor may from time to time direct. Upon the execution of this Sublease by the Sublessee, Tenant shall pay and deliver the first month's rent with the Sublease.

6.   BASE RENTAL ADJUSTMENTS

   Sublessee shall pay its pro rata share of Expenses, as defined in Section 3.7 of the Lease, in excess of the Expenses for calendar year 1999 (which Expenses for calendar year 1999 shall be grossed up to reflect full occupancy), such amounts to be paid to Sublessor by the date Expense Rent is due under Section 3.2 of the Lease, as amended. To the extent Landlord has provided Tenant/Sublessor with such information, Sublessor shall provide Sublessee with reasonable documentation of such Expenses. Sublessee's pro rata share, for purposes of this Paragraph 6 and Paragraph 7 of this Sublease, shall be a fraction the numerator of which is the number of rentable square feet of the Sublease Premises and the denominator of which is the number of rentable square feet of the Premises covered by the Lease. If Sublessor receives a refund of Expense Rent from Landlord, Sublessor shall promptly pay Sublessee its proportionate share of such refund insofar as such refund relates to the Sublease Premises. Controllable Expenses shall be subject to the cap set forth in Section 3.2 of the Lease, as amended.

7.   ELECTRICITY

   Commencing, as of the Effective Date and continuing for the Term, the Sublessee shall pay its pro rata share of electrical charges payable by Sublessor pursuant to Section 3.3 of the Lease, such amounts to be paid to Sublessor by the date they are due under the Lease. To the extent landlord provides Tenant/Sublessor with the same, Sublessor shall provide Sublessee with reasonable back-up documentation of the amount due.

8.   HEATING AND AIR-CONDITIONING

   The Sublessee shall reimburse Sublessor for any after hours charge by the Landlord to the Sublessor for after hours heat and air-conditioning used by the Sublessee in the Sublease Premises. The charge to the Sublessee shall be equal in amount to the actual amount charged to the Sublessor by the Landlord for such after hours heat and air-conditioning, plus Sublessor's actual administrative fee incurred in connection with such request by Sublessee, and the same shall be due and payable by the Sublessee to the Sublessor within ten (10) days of receipt of the invoice for the same.

9.   LEASEHOLD IMPROVEMENTS

   Sublessor agrees to pay Sublessee an allowance of up to $6.00 per rentable square foot for demolition, construction (including taxes thereon), space planning, and design and document fees, payment to be made within thirty (30) days of Sublessor receiving the evidence and other documentation specified in
   Section 4.2(d) of Addendum No. 1 of the Lease, but in any event no earlier than the Commencement Date.

   The Sublease Premises are being delivered to the Sublessee on an "as is, where is" basis (excluding carpeting and doors which are currently installed therein). Sublessee improvements will be the sole cost of the Sublessee, except as provided in the preceding paragraph, and subject to the approval of the Sublessor and any approvals required by the Lease. As part of the Sublessee's improvements, Sublessee shall, at its sole cost and expense, install a separate electric meter to measure Sublessee's consumption of electricity in the Sublease Premises.

10.  INSURANCE

   Sublessee, regarding this Sublease, shall comply with Article VI - Risk Management of the Lease except that the Sublessee shall name the Sublessor in the Sublessee's insurance policies where Article VI provides that the Sublessor is to name the Landlord.

11.  SERVICE TO BE FURNISHED BY LANDLORD

   Sublessee shall be entitled to the services to which Tenant/Sublessor is entitled under Section 4.2 of the Lease insofar as they relate to the Sublease Premises. Sublessor shall use reasonable efforts to cause the Landlord to perform all of its obligations under the lease referred to in Exhibit A for the benefit of Sublessee insofar as they relate to the Sublease Premises. Should the Landlord fail to perform its obligations and said failure affects the Sublessee, Sublessee shall give notice to Sublessor of said failure. Should such failure continue ten (10) days after the date of notice and the Landlord has not cured said failure or commenced to cure said failure, Sublessee may without the consent of the Sublessor contact Landlord regarding said failure. If Tenant/Sublessor receives a rental abatement pursuant to the last paragraph of Section 4.2 of the Lease, then insofar as such abatement relates to the Sublease Premises, the Sublessee shall be entitled to a proportionate abatement of rent hereunder.

   Notwithstanding anything to the contrary contained herein, the parties' obligations hereunder are expressly conditioned on obtaining Landlord's written consent to the subletting of the Premises on the terms and conditions contained in this Sublease. Tenant/Sublessor shall furnish Landlord with a

   Consent to Sublease in the form attached as Exhibit C. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

   The consent of the Landlord in the form required herein shall be a condition precedent to the performance of the parties under this Sublease. If such consent is not obtained within thirty (30) days after the date this Sublease is executed by both Sublessee and Sublessor, the parties shall have no further obligations under this Sublease. The term "Effective Date" as used herein shall mean the later to occur of (i) the date on which Sublessor and Sublessee have executed this Sublease, and (ii) the date on which Landlord has given its written consent to this Sublease.

12.  INDEMNITY

   Sublessee shall perform and observe the terms and conditions to be performed on the part of Tenant under the Lease with respect to the Sublease Premises, except for the payment of rent and other charges, and shall indemnify Tenant and Landlord against all claims, damages, costs and expenses arising out of Sublessee's failure to perform any such terms or conditions, subject however to all of the terms and conditions of this Sublease, provided, however, that Sublessee shall be relieved of any obligation to indemnify Tenant or Landlord to the extent of insurance proceeds actually received by them.

13.  REMEDIES

   If Sublessee shall default hereunder and not cure within the times permitted for cure under the Lease, Tenant/Sublessor shall have all remedies against Sublessee provided to Landlord under the Lease. If Sublessor shall default hereunder and not cure within the times permitted for cure under the Lease, Sublessee shall have all remedies against Sublessor provided to Tenant under the Lease.

14.  NOTICES

   Notices required or desired to be given hereunder shall be in writing and given either upon personal delivery or by nationally recognized overnight courier, or by United States mail, certified mail, return receipt requested, addressed to the parties at the addresses set forth above. Notices deposited in the mail or otherwise given in the manner described above shall be effective on receipt. Any party may change its address for notice by giving notice in the manner hereinabove provided.

15.  SIGNAGE

   The cost of signage shall be the sole cost of the Sublessee and the approval of the same shall be at the sole consent of the Sublessor which consent shall not be unreasonably withheld or delayed. At the expiration of this Sublease, Sublessee, at its expense shall remove the sign and repair the damage, if any.

16.  BROKERS

   Sublessee shall defend, indemnify and hold Landlord and Tenant/Sublessor harmless from all damages, judgments, liabilities and expenses (including attorney's fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt, other than Cawley International and the Staubach Company, whose commission, if any, shall be the responsibility of Tenant/Sublessor, for any commission or fee alleged to be due in connection with its participation in the procurement of Sublessee or the negotiation with Sublessee of this Sublease, other than a broker with whom either Landlord or Tenant/Sublessor has signed a written agreement relating to this Sublease.

17.  NONAPPLICABILITY OF PROVISIONS

   It is expressly understood by and acknowledged by Sublessee, that Sublessee shall have no rights under Section 2.6 "Cancellation Option", Section 3.9 "Atrium Refurbishment and Allowance," Section 3.10 "Refurbishment Allowance" and Section 4.5(a) regarding a monument sign, Section 4.10 "Roof Rights",
   Section 4.11, Section 4.12 "Emergency Backup", Section 4.2 "Construction Allowance" (except for subparagraphs (b) and (d) of said Section 4.2), and
   Article VI "Other Allowances" in Addendum No. 1 "Work Letter", Addendum No. 3 "Options to Extend", Addendum No. 4 "Expansion Options", and Addendum No. 5 "Right of First Offer" of the Lease. Sublessee expressly understands and agrees that any rights of expansion, rights to extend or renew, rights to tenant allowance (except as contained in Paragraph 9 of this Sublease), and rights to rent credits and rent abatement are not applicable to Sublessee.

18.  ASSIGNMENT AND SUBLET

   Sublessee shall have no rights to assign or sublease all or part of the Sublease Premises without the prior approval of Landlord and Tenant/Sublessor, which in the case of Tenant/Sublessor shall be subject to the terms and conditions of the Lease. For the purposes of this paragraph 20, the term "part" in the preceding sentence shall mean consisting of no less than fifty percent (50%) of the rentable square footage of the Sublease Premises, of this paragraph 20, the term "part" in the preceding sentence shall mean consisting of no less than fifty percent (50%) of the rentable square footage of the Sublease Premises, Sublessee hereby acknowledging that it shall have no rights whatsoever to sublease less than 50% of the Sublease Premises in any one instance.

   In the event Sublessee desires to assign this Sublease or sublet any portion or all or the Sublease Premises, Sublessee shall notify Tenant/Sublandlord in writing of Sublessee's intent to so assign this Sublease or sublet the Sublease Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord and Sublessor consent thereto. Except in the event of an assignment or subletting to an Affiliate (defined hereinbelow), Sublessor may terminate this Sublease in the case of a proposed assignment, or suspend this Sublease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Sublessee within thirty (30) day after receipt of such notification, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Sublessor does not so terminate or suspend within said thirty (30) days, Sublessor's consent shall not be unreasonably withheld to an assignment or to a subletting, provided that the assignee or subtenant shall use the Sublease Premises only for general office use, and further provided, with respect to a subletting, that after such subletting the initial Sublessee named herein occupies at least fifty (50%) percent of the rentable floor area of the Sublease Premises.

   If for any assignment or sublease consented to by Sublessor hereunder Sublessee receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable expenses of Sublessee in connection with the assignment or sublease, to pay to Sublessor as additional rent the excess of each such payment of rent or other consideration received by Sublessee promptly after its receipt. Notwithstanding anything to the contrary herein contained, Sublessor's termination right pursuant to the second paragraph of this Paragraph 18 shall have no applicability and Sublessor's consent shall not be unreasonably withheld to an assignment or subletting to any entity controlling, controlled by or under common control with Sublessee (an "Affiliate"), provided that such Affiliate shall use the Sublease Premises only for the use specified in Paragraph 21 below.

19.  ALTERATIONS BY TENANT

   All rights of approval and consent of Landlord under Section 4.4 of the Lease shall also be deemed applicable to Tenant/Sublessor.

20.  ESTOPPEL CERTIFICATES

   Sublessor shall, upon the request of the Sublessee, and Sublessee shall, upon request of Tenant/Sublessor or any mortgagee of Tenant/Sublessor, without additional consideration, deliver an Estoppel Certificate, consisting of reasonable statements required by Tenant/Sublessor, Sublessee or any mortgagee, or any assignee of Sublessee's interest in this Sublease or the Sublease Premises or Tenant/Sublessor's interest in the Sublease Premises, which statements may include but shall not be limited to the following.

   A. This Sublease is in full force and effect, with rental paid through the requested date;

   B.   The Sublease has not been modified or amended;

   C. Tenant/Sublessor is not in default and Tenant/Sublessor has fully performed all of Tenant/Sublessor's obligations hereunder; and

   D. Sublessee is not in default and Sublessee has fully performed all Sublessee's obligations hereunder.

   If Sublessee or Sublessor is unable to make any of the foregoing statements because the same is untrue, Sublessee or Sublessor shall with specificity state the reason why such statement is untrue. The requested party shall, if requested by requesting party or any such mortgagee or assignee, deliver to requesting party a fully executed instrument in form reasonably satisfactory to the requesting party. The requested party agrees to furnish the Estoppel Certificate to the requesting party within ten (10) days of the requesting party's request for same.

21.  USE OF SUBLEASE PREMISES

   The Sublease Premises shall be used by Sublessee for office purposes.

          The balance of this page has been intentionally left blank.
                      Signatures appear on the next page.

IN WITNESS WHEREOF, the following parties have executed this Sublease as of the date first written above.

                                       TENANT/SUBLESSOR:

ATTEST:                                FIDELITY CORPORATE REAL ESTATE, LLC

                                       By:  Fidelity Corporate Real Estate, Inc.

By:                                    By:  /s/ Ronald C. Duff, President
   -------------------------------        -------------------------------------

                                       Name:
                                            -----------------------------------


                                       SUBLESSEE:

ATTEST:                                CUSTOMTRACKS OPERATING CORPORATION

By:  /s/ Darleen Harris                By:  /s/ Ronald A. Woessner
   -------------------------------        -------------------------------------

                                       Name:     Ronald A. Woessner
                                            -----------------------------------

                                   EXHIBIT C
                                   ---------

                               CONSENT OF LESSOR
                               -----------------

     The undersigned, being the current Landlord under the Lease, hereby: (a) consents to the foregoing Sublease; and (b) acknowledges that there is no event of default (nor any condition that with the giving of notice, or the passage of time, or both, could result in an event of default) on the part of Tenant under the Lease.

                                       THE SOUTHLAND CORPORATION

                                       By:
                                          ---------------------------------
                                             Name:
                                             Title: